Exhibit 10.22.4

EXECUTION

AMENDMENT NO. 2 TO
MASTER REPURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT, dated as of February 27, 2017 (this “Amendment”), among Reverse Mortgage Solutions, Inc. (“RMS”), RMS REO BRC, LLC (“REO Subsidiary” and, individually or collectively with RMS, as the context may require, “Seller”), Barclays Bank PLC (“Barclays”) and Sutton Funding LLC (“Sutton”) amends that certain Master Repurchase Agreement, dated as of September 29, 2015, but effective as of October 15, 2015 (as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of May 23, 2016, the “Repurchase Agreement”). Unless otherwise defined herein, capitalized terms used in this Amendment have the meanings assigned to such terms in the Repurchase Agreement.
Recitals
WHEREAS, pursuant to Section 28 of the Repurchase Agreement, the parties hereto desire to amend the Repurchase Agreement as described below.
NOW, THEREFORE, pursuant to the provisions of the Repurchase Agreement concerning modification and amendment thereof, and in consideration of the amendments, agreements and other provisions herein contained and of certain other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Agreements
Section 1.Amendments. Effective as of the Effective Date, the Repurchase Agreement is hereby amended as follows:
(a)    Section 2 of the Repurchase Agreement is hereby amended by inserting the following defined term in appropriate alphabetical order.
“Bail-In Action” means the exercise by the Bank of England (or any successor resolution authority) of any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period and together with any power to terminate and value transactions) under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom relating to the transposition of the European Banking Recovery and Resolution Directive as amended from time to time, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which Purchaser’s obligations (or those of Purchaser’s affiliates) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of ours or any other person.
(b)    The Repurchase Agreement is hereby amended by adding the following as a new Section 40 of the Agreement in its proper numerical sequence:
40.    Contractual Recognition of Bail-in.

Seller acknowledges and agrees that notwithstanding any other term of this Repurchase Agreement or any other agreement, arrangement or understanding with Purchaser, any of Purchaser’s liabilities, as the Bank of England (or any successor resolution authority) may determine, arising under or in connection with this Repurchase Agreement may be subject to Bail-In Action and Seller accepts to be bound by the effect of:

(a)    Any Bail-In Action in relation to such liability, including (without limitations):

(i)    a reduction, in full or in part, of any amount due in respect of any such liability;

(ii)    a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, Seller; and

(iii)     a cancellation of any such liability; and

(b)    a variation of any term of this Repurchase Agreement to the extent necessary to give effect to Bail-In Action in relation to any such liability.
Section 2.    Agreement in Full Force and Effect as Amended. As specifically amended hereby, the Repurchase Agreement remains in full force and effect. All references to the Agreement in any Program Document shall be deemed to mean the Repurchase Agreement as supplemented and amended hereby. This Amendment shall not constitute a novation of the Repurchase Agreement, but is a supplement thereto. The parties hereto agree to be bound by the terms and conditions of the Repurchase Agreement, as supplemented and amended by this Amendment, to the same effect as if such terms and conditions were set forth herein verbatim.
Section 3.    Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the day (the “Effective Date”) when Seller shall have paid or delivered, as applicable, to Barclays and Sutton all of the following fees, expenses, documents and instruments, each of which shall be in form and substance acceptable to Barclays and Sutton:
(a)all accrued and unpaid fees and expenses owed to Purchaser in accordance with the Program Documents, in each case, in immediately available funds, and without deduction, set-off or counterclaim; and
(b)a copy of this Amendment duly executed by each of the parties hereto.
Section 4.    Miscellaneous.
(a)    This Amendment shall be binding upon the parties hereto and their respective successors and assigns.
(b)    The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Repurchase Agreement or any provision hereof or thereof.

(c)    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS EXCEPT SECTIONS 5-1401 AND 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
(d)    This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile or in .pdf format, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.
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IN WITNESS WHEREOF, each undersigned party has caused this Amendment to be duly executed by one of its officers thereunto duly authorized as of the date and year first above written.
REVERSE MORTGAGE SOLUTIONS, INC., as a Seller

By: /s/ Cheryl Collins
Name: Cheryl Collins
Title: Senior Vice President

RMS REO BRC, LLC, as a Seller

By: /s/ Cheryl Collins
Name: Cheryl Collins
Title: Manager

SUTTON FUNDING LLC, as a Purchaser
By: /s / Ellen Kiernan
Name: Ellen Kiernan
Title: Vice President

BARCLAYS BANK PLC, as Agent
By: /s/ George Van Schaick
Name: George Van Schaick
Title: Managing Director

Signature Page to Barclays – RMS Amendment No. 2 to MRA